Exhibit 99.1

News Release

ACI Worldwide, Inc. Reports Financial Results for the

Quarter Ended March 31, 2019

HIGHLIGHTS

•	ACI On Demand segment revenue grew 5%

•	ACI On Demand net adjusted EBITDA margin improved 600 bps

•	Completion of Speedpay acquisition

•	Updating full year 2019 and 2020 guidance

NAPLES, FLA — May 9, 2019 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time electronic payment and banking solutions, today announced financial results for the quarter ended March 31, 2019.

“We are pleased to announce that the acquisition of Speedpay will close today and we are updating our full year 2019 outlook,” commented Phil Heasley, President and CEO, ACI Worldwide. “The addition of Speedpay is strategically compelling and is expected to provide notable financial benefits, including increases in recurring revenue and net adjusted EBITDA margin in our On Demand business. We welcome the talented Speedpay employees and valuable customers. Looking to the rest of 2019 and beyond, with a strong new bookings pipeline, our improving AOD operations, and the addition of Speedpay, ACI is poised to capitalize even more quickly on the growing global payment transaction opportunity.”

Q1 2019 FINANCIAL SUMMARY

In Q1 2019, new bookings were $70 million, which was down when compared to our record bookings quarter in Q1 last year.

In Q1 2019, revenue was $206 million, versus $209 million in Q1 2018. Net loss in the quarter was $26 million, versus a net loss of $19 million last year. Adjusted EBITDA was $8 million, versus $19 million in Q1 2018.

In Q1 2019, revenue from ACI’s On Demand segment was $110 million, up 5% from $104 million last year. On Demand segment net adjusted EBITDA margin improved 600 basis points from last year. On Demand segment net adjusted EBITDA margins are adjusted for pass through interchange revenue of $45 million and $40 million, for Q1 2019 and Q1 2018, respectively. ACI’s On Premise segment revenue was $96 million, versus $105 million last year due to timing of nonrecurring license fees. On Premise segment adjusted EBITDA margin was 29% in Q1 2019 versus 37% in Q1 2018.

ACI ended Q1 2019 with a 12-month backlog of $813 million and a 60-month backlog of $4.2 billion. After adjusting for foreign currency fluctuations, our 12-month backlog increased $3 million and our 60-month backlog decreased $22 million from Q4 2018.

Cash flows from operating activities in Q1 2019 were $42 million, versus $45 million in Q1 2018. Adjusted operating free cash flow in Q1 2019 was $35 million, versus $36 million in Q1 2018. ACI ended Q1 2019 with $176 million in cash on hand, up from $149 million in Q4 2018, and a debt balance of $679 million. The company has $176 million remaining on its share repurchase authorization.

GUIDANCE

We are updating our outlook for the full year 2019 and 2020 given the contribution from Speedpay. We expect Speedpay to contribute between $215 million and $220 million in revenue and between $50 million and $55 million in adjusted EBITDA to the remainder of 2019. We expect Speedpay to contribute $90 million to $95 million in adjusted EBITDA in 2020. We now expect 2019 total revenue to be between $1.315 billion and $1.345 billion and adjusted EBITDA to be in a range of $360 million to $380 million, which excludes between $30 million and $35 million in significant transaction related expenses. This is up from our prior guidance of $1.1 billion to $1.125 billion and $310 million to $325 million for revenue and adjusted EBITDA, respectively. We expect Q2 2019 revenue to be between $280 and $290 million. We continue to expect full year 2019 new bookings growth to be in the upper single digits to low double digits.

We now expect our 2020 adjusted EBITDA to be in a range of $425 million to $445 million, up from the prior outlook of $335 million to $350 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS AND OUTLOOK

Management will host a conference call at 8:30 am ET today to discuss these results, the Speedpay acquisition, as well as 2019 and 2020 guidance. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following numbers for dial-in participation: US/Canada: (866) 914-7436, international: +1 (817) 385-9117.    Please provide your name, the conference name ACI Worldwide, Inc. and conference code 1270429. There will be a replay of the call available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.

About ACI Worldwide

ACI Worldwide, the Universal Payments (UP) company, powers electronic payments for more than 5,100 organizations around the world. More than 1,000 of the largest financial institutions and intermediaries, as well as thousands of global merchants, rely on ACI to execute $14 trillion each day in payments and securities. In addition, myriad organizations utilize our electronic bill presentment and payment services. Through our comprehensive suite of software solutions delivered on customers’ premises or through ACI’s private cloud, we provide real-time, immediate payments capabilities and enable the industry’s most complete omni-channel payments experience. To learn more about ACI, please visit www.aciworldwide.com. You can also find us on Twitter @ACI_Worldwide.

© Copyright ACI Worldwide, Inc. 2019.

ACI, ACI Worldwide, ACI Payment Systems, the ACI logo and all ACI product names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

John Kraft, Vice President, Investor Relations & Strategic Analysis

ACI Worldwide

239-403-4627

john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•

Adjusted EBITDA: net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income.

•

Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income.

ACI is also presenting adjusted operating free cash flow, which is defined as net cash provided by operating activities and net after-tax payments associated with significant transaction-related expenses, less capital expenditures. Adjusted operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize adjusted operating free cash flow as a further indicator of operating performance and for planning investment activities. Adjusted operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of adjusted operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that adjusted operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management.

ACI backlog includes estimates for SaaS and PaaS, license, maintenance, and services specified in executed contracts but excluded from contracted revenue that will be recognized in future periods, as well as revenue from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimates are derived using the following key assumptions:

•

License arrangements are assumed to renew at the end of their committed term or under the renewal option stated in the contract at a rate consistent with historical experience. If the license arrangement includes extended payment terms, the renewal estimate is adjusted for the effects of a significant financing component.

•	Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term.

•	SaaS and PaaS arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences.

•	Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar.

•	Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.

Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including, but not limited to, reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenue or that the actual revenue will be generated within the corresponding 60-month period.

Backlog estimates should be considered in addition to, rather than as a substitute for, reported revenue and contracted but not recognized revenue (including deferred revenue).

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, statements regarding: (i) expectations that the addition of Speedpay is strategically compelling and is expected to provide notable financial benefits, including increases in recurring revenue and net adjusted EBITDA margin in our On Demand business; (ii) expectations regarding a strong new bookings pipeline, improving AOD operations, the addition of Speedpay and the positioning to capitalize even more quickly on the growing global payment transaction opportunity; (iii) expectations regarding revenue, adjusted EBITDA, and new bookings growth in 2019; (iv) expectations regarding revenue in Q2 2019; (v) and expectations regarding our 2020 EBITDA target.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, the success of our Universal Payments strategy, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, the maturity of certain products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, our existing levels of debt, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, volatility in our stock price, and potential claims associated with our sale and transition of our CFS assets and liabilities. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands, except share and per share amounts)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$176,173	$148,502
Receivables, net of allowances	265,750	348,182
Prepaid expenses	31,464	23,277
Other current assets	40,830	46,516

Total current assets	514,217	566,477

Noncurrent assets
Accrued receivables, net	177,407	189,010
Property and equipment, net	70,909	72,729
Operating lease right-of-use assets	60,978	—
Software, net	130,812	137,228
Goodwill	909,691	909,691
Intangible assets, net	162,845	168,127
Deferred income taxes, net	38,408	27,048
Other noncurrent assets	48,875	52,145

TOTAL ASSETS	$2,114,142	$2,122,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$28,046	$39,602
Employee compensation	29,570	38,115
Current portion of long-term debt	20,788	20,767
Deferred revenue	91,369	104,843
Other current liabilities	90,604	93,293

Total current liabilities	260,377	296,620

Noncurrent liabilities
Deferred revenue	60,853	51,292
Long-term debt	645,784	650,989
Deferred income taxes, net	24,705	31,715
Operating lease liabilities	50,636	—
Other noncurrent liabilities	39,203	43,608

Total liabilities	1,081,558	1,074,224

Commitments and contingencies

Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	636,960	632,235
Retained earnings	837,805	863,768
Treasury stock	(351,587)	(355,857)
Accumulated other comprehensive loss	(91,296)	(92,617)

Total stockholders’ equity	1,032,584	1,048,231

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,114,142	$2,122,455

ACI WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2019	2018
Revenues
Software as a service and platform as a service	$108,557	$104,280
License	21,078	28,046
Maintenance	55,111	56,659
Services	21,109	20,325

Total revenues	205,855	209,310

Operating expenses
Cost of revenue (1)	114,941	107,336
Research and development	36,194	36,791
Selling and marketing	29,430	31,893
General and administrative	31,517	28,649
Depreciation and amortization	21,866	21,345

Total operating expenses	233,948	226,014

Operating loss	(28,093)	(16,704)

Other income (expense)
Interest expense	(11,614)	(9,365)
Interest income	3,033	2,744
Other, net	(1,912)	(55)

Total other income (expense)	(10,493)	(6,676)

Loss before income taxes	(38,586)	(23,380)
Income tax benefit	(12,623)	(3,952)

Net loss	$(25,963)	$(19,428)

Loss per common share
Basic	$(0.22)	$(0.17)
Diluted	$(0.22)	$(0.17)

Weighted average common shares outstanding
Basic	116,090	115,642
Diluted	116,090	115,642

(1)	The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(25,963)	$(19,428)
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	5,901	5,926
Amortization	18,951	19,067
Amortization of operating lease right-of-use assets	3,383	—
Amortization of deferred debt issuance costs	753	699
Deferred income taxes	(17,414)	(4,827)
Stock-based compensation expense	6,585	6,362
Other	574	(663)
Changes in operating assets and liabilities:
Receivables	94,549	68,741
Accounts payable	(10,297)	(2,611)
Accrued employee compensation	(8,598)	(14,743)
Current income taxes	(1,041)	(3,569)
Deferred revenue	(4,127)	11,326
Other current and noncurrent assets and liabilities	(20,829)	(21,144)

Net cash flows from operating activities	42,427	45,136

Cash flows from investing activities:
Purchases of property and equipment	(5,250)	(5,937)
Purchases of software and distribution rights	(4,578)	(6,652)

Net cash flows from investing activities	(9,828)	(12,589)

Cash flows from financing activities:
Proceeds from issuance of common stock	831	753
Proceeds from exercises of stock options	4,857	9,118
Repurchase of restricted share awards and restricted stock units for tax withholdings	(2,624)	(914)
Repurchases of common stock	(631)	(31,113)
Proceeds from revolving credit facility	—	48,000
Repayments of revolving credit facility	—	(50,000)
Repayment of term portion of credit agreement	(5,937)	(5,187)
Payments on other debt	(1,857)	(352)

Net cash flows from financing activities	(5,361)	(29,695)

Effect of exchange rate fluctuations on cash	433	1,719

Net increase in cash and cash equivalents	27,671	4,571
Cash and cash equivalents, beginning of period	148,502	69,710

Cash and cash equivalents, end of period	$176,173	$74,281

ACI Worldwide, Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(unaudited and in millions, except per share data)

Adjusted EBITDA (millions)	Quarter Ended March 31,
	2019	2018
Net Loss	$(26.0)	$(19.4)
Plus:
Income tax benefit	(12.6)	(4.0)
Net interest expense	8.6	6.6
Net other expense	1.9	0.1
Depreciation expense	5.9	5.9
Amortization expense	19.0	19.1
Non-cash compensation expense	6.6	6.4

Adjusted EBITDA before significant transaction-related expenses	$3.4	$14.7
Significant transaction-related expenses	4.7	4.3

Adjusted EBITDA	$8.1	$19.0

Segment Information (millions)	Quarter Ended March 31,
	2019	2018
Revenue
ACI On Premise	$96.0	$105.0
ACI On Demand	109.9	104.3

Total	$205.9	$209.3

Segment Adjusted EBITDA
ACI On Premise	$28.3	$38.9
ACI On Demand	(0.3)	(4.2)

Reconciliation of Adjusted Operating Free Cash Flow (millions)	Quarter Ended March 31,
	2019	2018
Net cash flows from operating activities	$42.4	$45.1
Net after-tax payments associated with significant transaction-related expenses	2.8	3.6
Less: capital expenditures	(9.8)	(12.6)

Adjusted Operating Free Cash Flow	$35.4	$36.1